Exhibit 10.35

AMENDMENT NUMBER ONE
TO THE
PHH CORPORATION
2005 EQUITY AND INCENTIVE PLAN

WHEREAS, PHH Corporation (the “Company”) sponsors and maintains the PHH Corporation 2005 Equity and Incentive Plan (the “Plan”);

WHEREAS, Section 11 of the Plan provides that the Board of Directors of the Company may amend the Plan at any time, provided that no amendment may adversely affect any of the rights of any grantee under any award theretofore granted under the Plan without such grantee’s consent; and

WHEREAS, the Board wishes to amend the Plan to accommodate the transfer of certain employees to PHH Home Loans, LLC, and such other joint ventures as the Company may participate in from time to time.

NOW, THEREFORE, Section 2(hh) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(hh) ‘Subsidiary’ means any corporation, limited partnership, limited liability company or other entity (other than the Company) in or of which the Company owns, directly or indirectly, at the time the relevant Award is granted, an equity interest possessing 50 percent or more of the total combined voting power of all equity interests of such entity; provided, however, that with respect to any Grantee who has participated in the Plan for a period of at least one year, if such Grantee is transferred by the Company or a Subsidiary to another entity in or of which the Company owns, directly or indirectly, less than 50 percent of the total combined voting power of all equity interests in or of such entity, such entity shall be treated as a Subsidiary solely for purposes of determining whether such Grantee has incurred a termination of employment with respect to any Awards outstanding as of the date of such transfer; and provided, further, that for purposes of ISOs granted pursuant to the Plan, the term ‘Subsidiary’ means a ‘subsidiary corporation,’ whether now or hereafter existing, as defined in Section 424(f) of the Code.”

This Amendment Number One to the Plan has been adopted by the Board of Directors the ___day of July, 2005, to be effective as of such date.

PHH CORPORATION
By:

Title:

1